April 28, 1995


Putnam New Jersey Tax Exempt Income Fund
One Post Office Square
Boston, MA 02109

Gentlemen:

     In connection with your sale to us today of 114.416 Class M shares of beneficial interest (the "Shares") in Putnam New Jersey Tax Exempt Income Fund (the "Fund"), we understand that: (i) the Shares have not been registered under the Securities Act of 1933, as amended; (ii) your sale of the Shares to us is in reliance on the sale's being exempt under Section 4(2) of the Act as not involving any public offering; and (iii) in part, your reliance on such exemption is predicated on our representation, which we hereby confirm, that we are acquiring the Shares for investment and for our own account as the sole beneficial owner hereof, and not with a view to or in connection with any resale or distribution of any or all of the Shares or of any interest therein. We hereby agree that we will not sell, assign or transfer the Shares or any interest therein except upon repurchase or redemption by the Fund unless and until the Shares have been registered under the Securities Act of 1933, as amended, or you have received an opinion of your counsel indicating to your satisfaction that such sale, assignment or transfer will not violate the provisions of the Securities Act of 1933, as amended, or any rules and regulations promulgated thereunder.

     We further agree, pursuant to the requirements of the Staff of the Securities and Exchange Commission, that if any of the Shares are redeemed during the first five years of the Fund's operations by any holder thereof, the redemption proceeds will be reduced by the amount of the then unamortized organizational expenses in the same ratio as the number of Shares redeemed bears to the number of
Shares held at the time of redemption.

     This letter is intended to take effect as an instrument under seal, shall be construed under the laws of Massachusetts, and is delivered at Boston, Massachusetts, as of the date written above.

                              Very truly yours,

                              PUTNAM INVESTMENTS, INC.


                              By:  -----------------------------
                                   Steven E. Asher
                                   Senior Vice President



                                     April 28, 1995


Putnam Florida Tax Exempt Income Fund
One Post Office Square
Boston, MA 02109

Gentlemen:

     In connection with your sale to us today of 112.740 Class M shares of beneficial interest (the "Shares") in Putnam Florida Tax
Exempt Income Fund (the "Fund"), we understand that: (i) the Shares have not been registered under the Securities Act of 1933, as amended; (ii) your sale of the Shares to us is in reliance on the sale's being exempt under Section 4(2) of the Act as not involving any public offering; and (iii) in part, your reliance on such exemption is predicated on our representation, which we hereby confirm, that we are acquiring the Shares for investment and for our own account as the sole beneficial owner hereof, and not with a view to or in connection with any resale or distribution of any or all of the Shares or of any interest therein. We hereby agree that we will not sell, assign or transfer the Shares or any interest therein except upon repurchase or redemption by the Fund unless and until the Shares have been registered under the Securities Act of 1933, as amended, or you have received an opinion of your counsel indicating to your satisfaction that such sale, assignment or transfer will not violate the provisions of the Securities Act of 1933, as amended, or any rules and regulations promulgated thereunder.

     We further agree, pursuant to the requirements of the Staff of the Securities and Exchange Commission, that if any of the Shares are redeemed during the first five years of the Fund's operations by any holder thereof, the redemption proceeds will be reduced by the amount of the then unamortized organizational expenses in the same ratio as the number of Shares redeemed bears to the number of
Shares held at the time of redemption.

     This letter is intended to take effect as an instrument under seal, shall be construed under the laws of Massachusetts, and is delivered at Boston, Massachusetts, as of the date written above.

                              Very truly yours,

                              PUTNAM INVESTMENTS, INC.


                              By:  -----------------------------
                                   Steven E. Asher
                                   Senior Vice President